Exhibit 99.4

August 29, 2018

111, Inc. (the “Company”)

3-4/F, No.295 ZuChongZhi Road

Pudong New Area, Shanghai 201203

People’s Republic of China

+(86) 21 2053 6666

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on August 15, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Nee Chuan Teo
Name: Nee Chuan Teo